EX-23.1
                                CONSENT OF COUNSEL


                                James DeOlden, Esq.
                           Law Offices of James DeOlden
                           18300 Von Karman, Suite 710
                            Irvine, California 92612
                                  (949) 809-2118


May 5, 2002

U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  Next Generation Media Corp. - Form S-8

Dear Sir/Madame:

     I have acted as counsel to Next Generation Media Corp., a Nevada corporation ("Company"), in connection with its Registration Statement on Form S-8 relating to the registration of five million (5,000,000) shares of its common stock underlying the options granted pursuant to the Consultant Option Agreements ("Shares"), $0.001 par value per Share.
 I hereby consent to all references to my firm included in this Registration Statement, including the opinion of legality.

                                         Sincerely,


                                         /s/  James DeOlden, Esq.
                                         James DeOlden, Esq.